                                  EXHIBIT 23.2
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated January 24, 2000 and to all references to our Firm included in, or made part of this registration statement.


/s/ Arthur Andersen LLP
New York, New York
February 20, 2001